UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 16, 2011

ANHUI TAIYANG POULTRY CO., INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53491	65-0918608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88, Eastern Outer Ring Road, Ningguo City, Anhui Province, 242300, People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 0563-430-9999

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition.

On August 16, 2011, Anhui Taiyang Poultry Co., Inc. (the “Company”) announced its operating results for the second fiscal quarter ended June 30, 2011. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of adjusted net income. Management uses adjusted net income to measure ongoing financial performance exclusive of stock based compensation expense and expenses associated with going public. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of the Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. The presentation of the additional information should not be considered a substitute for net income or net income per diluted share prepared in accordance with GAAP. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in our industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. Pursuant to the requirements of Regulation G, the Company has included a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated August 16, 2011, issued by Anhui Taiyang Poultry Co., Inc.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANHUI TAIYANG POULTRY CO., INC.

Date: August 16, 2011	By:	/s/ DAVID DODGE
David Dodge
Chief Financial Officer